CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 25, 2023, relating to the financial statements and financial highlights of HW Opportunities MP Fund, a series of Series Portfolios Trust, for the year ended June 30, 2023, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
October 25, 2023